Exhibit 10.6

SEPARATION AGREEMENT

THIS SEPARATION AGREEMENT (the “Agreement”) is entered into as of the 15th day of October, 2014 (the “Effective Date”) by and between Andrew Uribe (“Uribe”) and Great West Resources, Inc., a Nevada corporation (the “Company”).

WHEREAS, Uribe serves as a director of Company; and

        WHEREAS, the Company and Uribe desire to enter into this Agreement providing for Uribe’s amicable resignation from the board of directors of the Company (the “Board”), and to provide for a payment to Uribe as compensation for his services.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

1.           Termination Date.  Uribe will resign from the Board effective as of the Effective Date (the “Termination Date”).  Uribe further understands and agrees that, as of the Termination Date, he will be no longer authorized to conduct any business on behalf of the Company as a director or to hold himself out as a director of the Company.  Any and all positions and/or titles held by Uribe with the Company will be deemed to have been resigned as of the Termination Date.

2.           Severance Payment.  The Company shall pay or provide to Uribe the following benefits (as his sole compensation therefore and from the Company):

(i)           $2,500 on the Termination Date.

3.           Uribe’s Release.  In consideration for the payments and benefits described above and for other good and valuable consideration, Uribe hereby releases and forever discharges the Company, as well as its affiliates and all of their respective directors, officers, employees, members, agents, and attorneys, of and from any and all manner of actions and causes of action, suits, debts, claims, and demands whatsoever, in law or equity, known or unknown, asserted or unasserted, which he ever had, now has, or hereafter may have on account of his service to the Company, the termination of his service with the Company, and/or any other fact, matter, incident, claim, injury, event, circumstance, happening, occurrence, and/or thing of any kind or nature which arose or occurred prior to the date when he executes this Agreement, including, but not limited to, any and all claims for wrongful termination; breach of any implied or express employment contract; unpaid compensation of any kind;  breach of any fiduciary duty and/or duty of loyalty; breach of any implied covenant of good faith and fair dealing; negligent or intentional infliction of emotional distress; defamation; fraud; unlawful discrimination, harassment; or retaliation based upon age, race, sex, gender, sexual orientation, marital status, religion, national origin, medical condition, disability, handicap, or otherwise; any and all claims arising under arising under Title VII of the Civil Rights Act of 1964, as amended (“Title VII”); the Equal Pay Act of 1963, as amended (“EPA”); the Age Discrimination in Employment Act of 1967, as amended (“ADEA”); the Americans with Disabilities Act of 1990, as amended (“ADA”); the Family and Medical Leave Act, as amended (“FMLA”); the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); the Sarbanes-Oxley Act of 2002, as amended (“SOX”); the Worker Adjustment and Retraining Notification Act of 1988, as amended (“WARN”); and/or any other federal, state, or local law(s) or regulation(s); any and all claims for damages of any nature, including compensatory, general, special, or punitive; and any and all claims for costs, fees, or other expenses, including attorneys' fees, incurred in any of these matters (the “Release”).  Nothing contained herein shall release the Company from its obligations set forth in this Agreement.

4.           Company Release.  In exchange for the consideration provided for in this Agreement,   the Company irrevocably and unconditionally releases Uribe of and from all claims, demands, causes of actions, fees and liabilities of any kind whatsoever, which it had, now has or may have against Uribe, as of the date of this Agreement, by reason of any actual or alleged act, omission, transaction, practice, conduct, statement, occurrence, or any other matter, within the reasonable scope of Uribe’s service.  The Company represents that, as of the date of this Agreement, there are no known claims relating to Uribe.  The Company agrees to indemnify Uribe against any future claims to the extent permitted under the Company’s bylaws.  Notwithstanding the foregoing, this release does not include any fraud, gross negligence, material misrepresentation or the Company’s right to enforce the terms of this Agreement.

5.           Confidential Information.  Uribe understands and acknowledges that during his service as a director, he had access to Confidential Information (as defined below) of the Company.  Uribe agrees that, at no time during a period of two (2) years immediately after the Term, will Uribe disclose Confidential Information to any person or entity other than to the Company or persons or entities to whom disclosure has been authorized by the Company. As used herein, "Confidential Information" means all information of a technical or business nature relating to the Company or its affiliates, including, without limitation, trade secrets, inventions, drawings, file data, documentation, diagrams, specifications, know-how, processes, formulae, models, test results, marketing techniques and materials, marketing and development plans, price lists, pricing policies, business plans, information relating to customer or supplier identities, characteristics and agreements, financial information and projections, flow charts, software in various stages of development, source codes, object codes, research and development procedures and employee files and information; provided, however, that "Confidential Information" shall not include any information that (i) has entered the public domain through no action or failure to act of Uribe; (ii) was already lawfully in Uribe's possession without any obligation of confidentiality; (iii) subsequent to disclosure hereunder is obtained by Uribe on a non-confidential basis from a third party who has the right to disclose such information to Uribe; or (iv) is ordered to be or otherwise required to be disclosed by Uribe by a court of law or other governmental body; provided, however, that the Company is notified of such order or requirement and given a reasonable opportunity to intervene.

6.           Applicable Law and Dispute Resolution. This Agreement shall be interpreted solely pursuant to the laws of the State of New York, exclusive of its conflicts of laws principles.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York, for the purposes of any suit, action, or other proceeding arising out of this Agreement or any transaction contemplated hereby.

7.           Entire Agreement. This Agreement may not be changed or altered, except by a writing signed by both parties. Until such time as this Agreement has been executed and subscribed by both parties hereto: (i) its terms and conditions and any discussions relating thereto, without any exception whatsoever, shall not be binding nor enforceable for any purpose upon any party; and (ii) no provision contained herein shall be construed as an inducement to act or to withhold an action, or be relied upon as such.  This Agreement constitutes an integrated, written contract, expressing the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, between the parties.

8.           Assignment.  Uribe has not assigned or transferred any claim he is releasing, nor has he purported to do so.  If any provision in this Agreement is found to be unenforceable, all other provisions will remain fully enforceable. This Agreement binds Uribe’s heirs, administrators, representatives, executors, successors, and assigns, and will insure to the benefit of all Released Parties and their respective heirs, administrators, representatives, executors, successors, and assigns.

9.           Acknowledgement. Uribe acknowledges that he: (a) has carefully read this Agreement in its entirety; (b) has been advised to consult and has been provided with an opportunity to consult with legal counsel of his choosing in connection with this Agreement; (c) fully understands the significance of all of the terms and conditions of this Agreement and has discussed them with his independent legal counsel or has been provided with a reasonable opportunity to do so; (d) has had answered to his satisfaction any questions asked with regard to the meaning and significance of any of the provisions of this Agreement; and (e) is signing this Agreement voluntarily and of his own free will and agrees to abide by all the terms and conditions contained herein.

10.           Notices.  For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be delivered (i) personally, (ii) by first class mail, certified, return receipt requested, postage prepaid, (iii) by overnight courier, with acknowledged receipt, or (iv) by facsimile transmission followed by delivery by first class mail or by overnight courier, in the manner provided for in this Section, and properly addressed as follows:

If to the Company:     Great West Resources, Inc.
                      1990 N California Blvd, 8th floor
              Walnut Creek, CA 94596

If to Uribe:

11.           Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

13.           Counsel Representation.   The Parties hereto further agree that this Agreement has been carefully read and fully understood by them.  Each Party hereby represents, warrants, and agrees that he was represented by counsel in connection with the Agreement, has had the opportunity to consult with counsel about the Agreement, has carefully read and considered the terms of this Agreement, and fully understands the same.  Uribe represents, warrants and acknowledges that he has retained independent counsel and that counsel to the Company does not represent Uribe.

IN WITNESS HEREOF, the parties hereby enter into this Agreement and affix their signatures as of the date first above written.

GREAT WEST RESOURCES, INC.

By: /s/ David Rector
Name: David Rector
Title: Director

   /s/ Andrew Uribe
   Andrew Uribe